Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Renee Campbell
Email:	renee.campbell@valmont.com
Date:	October 20, 2026

Valmont Reports Third Quarter 2026 Results and Raises Full-Year 2026
Adjusted EPS Guidance

OMAHA, Neb.-- Valmont® Industries, Inc. (NYSE: VMI), a global leader that provides products and solutions to support vital infrastructure and advance agricultural productivity, today reported financial results for the third quarter ended September 26, 2026.

President and Chief Executive Officer Avner M. Applbaum commented, “We delivered another quarter of sales and earnings growth. Higher sales in North America Utility and Coatings reinforce our confidence in the strength and durability of the infrastructure market. To support continued infrastructure demand, we are focused on increasing capacity and improving throughput, with a continued focus on reliable delivery and disciplined execution. In Agriculture, we delivered sales growth in North America despite broader market softness. Our focus remains on deepening strategic customer relationships and expanding our higher-value aftermarket and technology solutions, positioning the business for stronger growth as market conditions improve.

“Given our results, we are raising our adjusted earnings per share guidance range. As we finish 2026 and prepare for 2027, we are focused on turning our capacity investments into higher throughput and improved productivity across the Infrastructure segment. At the same time, we are taking pricing actions and applying contractual pass-throughs to recover higher steel and zinc costs. The pace of margin expansion depends in part on how quickly input costs stabilize. Strong customer demand in Utility and Coatings, together with our investments and operating improvements across Infrastructure and Agriculture support our confidence in the objectives presented at our 2026 Investor Day.”

Third Quarter 2026 Highlights (all metrics compared to Third Quarter 2025 unless otherwise noted)

●	Net sales increased 5.5% to $1.10 billion, compared to $1.05 billion
●	Operating income increased 22.2% to $172.8 million or 15.7% of net sales, compared to $141.5 million or 13.5% of net sales
~~●~~	Diluted earnings per share increased 25.3% to $6.24, compared to $4.98
●	Generated operating cash flow of $100.5 million; cash and cash equivalents were $122.0 million and net leverage ratio[1] was ~0.9x
●	Returned $97.2 million to shareholders through $82.3 million in share repurchases and $14.9 million in dividends
●	Invested $45.6 million in capital expenditures to primarily support growth-related capacity expansion in the North America Utility product line

1Please see Reg G reconciliation to GAAP measures at end of document

Key Financial Metrics

Third Quarter 2026	GAAP			Adjusted[1]
(In thousands, except per-share amounts)	9/26/2026	9/27/2025		9/26/2026	9/27/2025
	Q3 2026	Q3 2025	vs. Q3 2025	Q3 2026	Q3 2025	vs. Q3 2025
Net Sales	$1,103,801	$1,045,980	5.5%	$1,103,801	$1,045,980	5.5%
Gross Profit	331,384	318,246	4.1%	331,384	318,246	4.1%
Gross Profit as a % of Net Sales	30.0%	30.4%		30.0%	30.4%
Operating Income	172,834	141,456	22.2%	172,834	141,456	22.2%
Operating Income as a % of Net Sales	15.7%	13.5%		15.7%	13.5%
Net Earnings Attributable to VMI	121,053	99,031	22.2%	121,053	99,031	22.2%
Diluted Earnings per Share	6.24	4.98	25.3%	6.24	4.98	25.3%
Weighted Average Shares Outstanding	19,391	19,876		19,391	19,876

Year-to-Date 2026	GAAP			Adjusted[1]
(In thousands, except per-share amounts)	9/26/2026	9/27/2025		9/26/2026	9/27/2025
	YTD 2026	YTD 2025	vs. YTD 2025	YTD 2026	YTD 2025	vs. YTD 2025
Net Sales	$3,251,687	$3,065,842	6.1%	$3,251,687	$3,065,842	6.1%
Gross Profit	989,079	930,515	6.3%	989,079	932,109	6.1%
Gross Profit as a % of Net Sales	30.4%	30.4%		30.4%	30.4%
Operating Income	494,571	299,046	65.4%	494,571	411,126	20.3%
Operating Income as a % of Net Sales	15.2%	9.8%		15.2%	13.4%
Net Earnings Attributable to VMI[2]	349,004	156,029	123.7%	349,004	283,490	23.1%
Diluted Earnings per Share	17.88	7.80	129.2%	17.88	14.17	26.2%
Weighted Average Shares Outstanding	19,516	20,001		19,516	20,001

2Fiscal 2025 net earnings attributable to Valmont Industries, Inc. including a change in redemption value of redeemable noncontrolling interests of $26,243

Third Quarter 2026 Segment Review (all metrics compared to Third Quarter 2025 unless otherwise noted)

Infrastructure (79.7% of Net Sales)

Products and solutions to serve the infrastructure markets of utility, lighting, transportation, and telecommunications, along with coatings services to protect metal products

Sales increased 9.1% to $882.1 million, compared to $808.3 million.

North America Utility sales increased 23.0%, driven by higher pricing and volumes, supported by strong market demand. North America Coatings sales grew 13.8%, supported by broader infrastructure demand. International sales increased primarily due to pricing actions and favorable foreign currency impacts. These increases were partially offset by significantly lower volumes in North America Telecommunications, reflecting lower carrier spend as customers shifted capital allocation priorities.

Operating income increased to $154.8 million or 17.6% of net sales, compared to $143.4 million or 17.8% of net sales. Higher pricing and volumes in North America Utility and Coatings were partially offset by higher material costs, primarily steel and zinc, costs associated with ramping Utility capacity, and lower North America Telecom volumes.

Agriculture (20.3% of Net Sales)

Center pivot and linear irrigation equipment components for agricultural markets, including aftermarket parts and tubular products, and advanced technology solutions for precision agriculture

Sales decreased 6.4% to $226.0 million, compared to $241.3 million.

North America sales increased 15.8%, driven by higher volumes, including storm replacement activity and favorable pricing. International sales decreased 25.3%, primarily due to lower volumes in the Middle East and Brazil.

Operating income increased to $40.1 million or 17.9% of net sales, compared to $23.2 million or 9.7% of net sales. Lower credit losses in Brazil and higher North America volumes contributed to the year-over-year increase, partially offset by lower international volumes.

1Please see Reg G reconciliation to GAAP measures at end of document

Full-Year 2026 Financial Outlook and Key Assumptions

The Company is reaffirming its full-year 2026 net sales outlook and raising its adjusted diluted EPS outlook. Key assumptions have also been updated.

Metric	Previous Outlook	Updated Outlook
Net Sales	$4.3 to $4.45 billion	No change
Infrastructure Net Sales	$3.4 to $3.5 billion	No change
Agriculture Net Sales	$0.9 to $0.95 billion	No change
Adjusted Diluted Earnings per Share	$22.25 to $23.50	$22.75 to $23.75
Capital Expenditures	$170 to $200 million	No change
Adjusted Effective Tax Rate	~26.0%	No change

Key Assumptions

●	Steel cost assumptions are aligned with markets as of October 16, 2026
●	Foreign currency assumptions are based on FX rates as of October 16, 2026
●	This outlook includes the current tariffs as of October 16, 2026 and assumes no material change to the current trade or tariff environment

A live audio discussion with Avner M. Applbaum, President and Chief Executive Officer, and John Schwietz, Executive Vice President and Chief Financial Officer, will take place on Tuesday, October 20, 2026 at 8:00 a.m. CT. The discussion can be accessed by telephone at +1 877.407.6184 or +1 201.389.0877 (no Conference ID needed) or via webcast at the following link: Valmont Industries 3Q 2026 Earnings Conference Call. A slide presentation will be available for download on the Investors page of valmont.com during the webcast. A replay of the event will be accessible three hours after the call at the above link or by telephone at +1 877.660.6853 or +1 201.612.7415 using access code 13756346. The replay will be available until 10:59 p.m. CT on Tuesday, October 27, 2026.

About Valmont Industries, Inc.

For more than 80 years, Valmont has been a global leader that provides products and solutions to support vital infrastructure and advance agricultural productivity. We are committed to customer-focused innovation that delivers lasting value. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

Concerning Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions made by management, considering its experience in the industries where Valmont operates, perceptions of historical trends, current conditions, expected future developments, and other relevant factors. It is important to note that these statements are not guarantees of future performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control), and assumptions. Forward-looking statements may be accompanied by words such as “opportunities,” “estimate,” “outlook,” “clear path,” “target,” “expect,” “plan” and similar expressions. While management believes these forward-looking statements are based on reasonable assumptions as of the date made, numerous factors could cause actual results to differ materially from those anticipated. These factors include, among other things, risks described in Valmont’s reports to the Securities and Exchange Commission (“SEC”), the Company’s actual cash flows and net income, future economic and market circumstances, industry conditions, company performance and financial results, operational efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes by domestic and foreign governments, including tariffs. The Company cautions that any forward-looking statements in this release are made as of its publication date and does not undertake to update these statements, except as required by law.

The Company may provide certain non-GAAP financial measures (adjusted diluted earnings per share and adjusted effective tax rate) on a forward-looking basis from time to time. These measures are typically calculated by excluding the impact of items such as foreign exchange, acquisitions, divestitures, realignment or

1Please see Reg G reconciliation to GAAP measures at end of document restructuring expenses, goodwill or intangible asset impairment, changes in tax laws or rates, change in redemption value of redeemable noncontrolling interests, and other non-recurring items. To the extent the Company provides forward-looking non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures are not provided, as the Company cannot do so without unreasonable effort due to the inherent uncertainty and difficulty in predicting the timing and financial impact of such items. For the same reasons, the Company cannot assess the likely significance of unavailable information, which could be material to future results.

Website and Social Media Disclosure

The Company uses its website and social media channels, as identified on its website, to distribute company information. Posts on these channels may contain material information. Therefore, investors should monitor these channels alongside the Company’s press releases, SEC filings, and public conference calls and webcasts. The contents of the Company’s website and social media channels are not considered part of this press release.

###

1Please see Reg G reconciliation to GAAP measures at end of document

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars and shares in thousands, except per-share amounts)

(Unaudited)

	Thirteen weeks ended		Thirty-nine weeks ended
	September 26,	September 27,	September 26,	September 27,
	2026	2025	2026	2025
Net sales	$1,103,801	$1,045,980	$3,251,687	$3,065,842
Cost of sales	772,417	727,734	2,262,608	2,135,327
Gross profit	331,384	318,246	989,079	930,515
Selling, general, and administrative expenses	158,550	176,790	494,508	531,248
Impairment of long-lived assets	—	—	—	91,337
Realignment charges	—	—	—	8,884
Operating income	172,834	141,456	494,571	299,046
Other income (expenses):
Interest expense	(9,306)	(9,738)	(28,147)	(30,396)
Interest income	1,274	1,588	3,922	6,550
Gain on deferred compensation investments	793	1,187	3,021	2,730
Other, net	(2,310)	(2,956)	(2,468)	(9,361)
Total other expenses	(9,549)	(9,919)	(23,672)	(30,477)
Earnings before income taxes and equity method investment loss	163,285	131,537	470,899	268,569
Income tax expense	41,821	30,424	120,925	83,503
Equity method investment loss	—	(21)	(264)	(602)
Net earnings	121,464	101,092	349,710	184,464
Earnings attributable to redeemable noncontrolling interests	(411)	(2,061)	(706)	(2,192)
Net earnings attributable to Valmont Industries, Inc.	$121,053	$99,031	$349,004	$182,272

Weighted average shares outstanding - Basic	19,232	19,736	19,357	19,864
Earnings per share - Basic	$6.29	$5.02	$18.03	$7.85	[1]

Weighted average shares outstanding - Diluted	19,391	19,876	19,516	20,001
Earnings per share - Diluted	$6.24	$4.98	$17.88	$7.80	[1]

Cash dividends per share	$0.77	$0.68	$2.31	$2.04

1Fiscal 2025 basic and diluted earnings per share include a change in redemption value of redeemable noncontrolling interests of $26,243

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended		Thirty-nine weeks ended
	September 26,	September 27,	September 26,	September 27,
	2026	2025	2026	2025
Infrastructure
Net sales	$879,586	$806,562	$2,559,484	$2,273,145
Gross profit	255,371	239,426	764,202	680,184
as a percentage of net sales	29.0%	29.7%	29.9%	29.9%
Selling, general, and administrative expenses	100,532	96,049	311,964	302,899
as a percentage of net sales	11.4%	11.9%	12.2%	13.3%
Impairment of long-lived assets	—	—	—	89,356
Realignment charges	—	—	—	1,426
Operating income	154,839	143,377	452,238	286,503
as a percentage of net sales	17.6%	17.8%	17.7%	12.6%

Agriculture
Net sales	$224,215	$239,418	$692,203	$792,697
Gross profit	76,013	78,820	224,877	250,331
as a percentage of net sales	33.9%	32.9%	32.5%	31.6%
Selling, general, and administrative expenses	35,864	55,631	111,342	149,987
as a percentage of net sales	16.0%	23.2%	16.1%	18.9%
Impairment of long-lived assets	—	—	—	1,981
Realignment charges	—	—	—	2,886
Operating income	40,149	23,189	113,535	95,477
as a percentage of net sales	17.9%	9.7%	16.4%	12.0%

Corporate
Selling, general, and administrative expenses	$22,154	$25,110	$71,202	$78,362
Realignment charges	—	—	—	4,572
Operating loss	(22,154)	(25,110)	(71,202)	(82,934)

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

In the first quarter of fiscal 2026, the Company revised its product line presentation to better reflect how the business is currently managed. Within the Infrastructure segment, product lines are now presented as North America Utility, North America Lighting and Transportation, North America Coatings, North America Telecommunications, and International Infrastructure and Solar, replacing the previous presentation of Utility, Lighting and Transportation, Coatings, Telecommunications, and Solar. Within the Agriculture segment, product lines are now presented as Agriculture, replacing the previous presentation of Irrigation Equipment and Parts and Technology Products and Services. The prior period product line amounts have been recast to conform to the current period presentation.

	Thirteen weeks ended September 26, 2026
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$721,751	$128,920	$(4,285)	$846,386
International	160,338	97,077	—	257,415
Total sales	$882,089	$225,997	$(4,285)	$1,103,801

Product Line:
North America Utility	$469,622	$—	$—	$469,622
North America Lighting and Transportation	127,471	—	—	127,471
North America Coatings	69,713	—	(2,503)	67,210
North America Telecommunications	54,885	—	—	54,885
International Infrastructure and Solar	160,398	—	—	160,398
Agriculture	—	225,997	(1,782)	224,215
Total sales	$882,089	$225,997	$(4,285)	$1,103,801

	Thirteen weeks ended September 27, 2025
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$656,285	$111,334	$(3,638)	$763,981
International	152,000	130,004	(5)	281,999
Total sales	$808,285	$241,338	$(3,643)	$1,045,980

Product Line:
North America Utility	$381,657	$—	$—	$381,657
North America Lighting and Transportation	130,369	—	—	130,369
North America Coatings	61,251	—	(1,718)	59,533
North America Telecommunications	82,926	—	—	82,926
International Infrastructure and Solar	152,082	—	(5)	152,077
Agriculture	—	241,338	(1,920)	239,418
Total sales	$808,285	$241,338	$(3,643)	$1,045,980

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirty-nine weeks ended September 26, 2026
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$2,103,093	$407,670	$(11,956)	$2,498,807
International	463,858	289,022	—	752,880
Total sales	$2,566,951	$696,692	$(11,956)	$3,251,687

Product Line:
North America Utility	$1,350,544	$—	$—	$1,350,544
North America Lighting and Transportation	376,625	—	—	376,625
North America Coatings	201,884	—	(7,467)	194,417
North America Telecommunications	173,374	—	—	173,374
International Infrastructure and Solar	464,524	—	—	464,524
Agriculture	—	696,692	(4,489)	692,203
Total sales	$2,566,951	$696,692	$(11,956)	$3,251,687

	Thirty-nine weeks ended September 27, 2025
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$1,849,918	$391,292	$(12,079)	$2,229,131
International	430,113	406,737	(139)	836,711
Total sales	$2,280,031	$798,029	$(12,218)	$3,065,842

Product Line:
North America Utility	$1,055,681	$—	$—	$1,055,681
North America Lighting and Transportation	388,257	—	—	388,257
North America Coatings	176,143	—	(6,747)	169,396
North America Telecommunications	224,063	—	—	224,063
International Infrastructure and Solar	435,887	—	(139)	435,748
Agriculture	—	798,029	(5,332)	792,697
Total sales	$2,280,031	$798,029	$(12,218)	$3,065,842

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	September 26,	December 27,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$122,045	$187,140
Receivables, net	651,738	590,127
Inventories	644,813	566,396
Contract assets	303,996	266,922
Prepaid expenses and other current assets	112,744	109,063
Total current assets	1,835,336	1,719,648
Property, plant, and equipment, net	716,289	673,863
Goodwill and other non-current assets	989,249	975,818
Total assets	$3,540,874	$3,369,329

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$152	$513
Mandatorily redeemable financial instrument	—	8,922
Accounts payable	406,475	359,539
Accrued expenses	265,392	284,751
Contract liabilities	64,911	52,013
Income taxes payable	9,306	12,604
Dividends payable	14,737	13,278
Total current liabilities	760,973	731,620
Long-term debt, excluding current installments	756,141	795,150
Operating lease liabilities	139,358	130,007
Other non-current liabilities	115,545	70,267
Total liabilities	1,772,017	1,727,044
Redeemable noncontrolling interests	9,236	9,498
Shareholders' equity	1,759,621	1,632,787
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$3,540,874	$3,369,329

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Thirty-nine weeks ended
	September 26,	September 27,
	2026	2025
Cash flows from operating activities:
Net earnings	$349,710	$184,464
Depreciation and amortization	72,860	65,429
Contribution to defined benefit pension plan	(886)	(3,155)
Impairment of long-lived assets	9,629	91,337
Changes in assets and liabilities	(127,397)	(18,745)
Other, net	48,159	25,913
Net cash flows from operating activities	352,075	345,243
Cash flows from investing activities:
Purchases of property, plant, and equipment	(116,077)	(104,230)
Acquisitions, net of cash acquired	(11,470)	—
Other, net	5,676	(81)
Net cash flows from investing activities	(121,871)	(104,311)
Cash flows from financing activities:
Net repayments on short-term borrowings	—	(1,652)
Proceeds from long-term borrowings	120,665	130,000
Principal repayments on long-term borrowings	(160,590)	(130,531)
Dividends paid	(43,091)	(39,085)
Purchases of redeemable noncontrolling interests	(8,922)	(14,624)
Repurchases of common stock	(199,859)	(125,839)
Other, net	(4,210)	(4,438)
Net cash flows from financing activities	(296,007)	(186,169)
Effect of exchange rates on cash and cash equivalents	708	7,029
Net change in cash and cash equivalents	(65,095)	61,792
Cash and cash equivalents—beginning of period	187,140	164,315
Cash and cash equivalents—end of period	$122,045	$226,107

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

USE OF NON-GAAP FINANCIAL MEASURES

Management utilizes non-GAAP financial measures to assess the Company’s historical and prospective financial performance, evaluate operational profitability on a consistent basis, factor into executive compensation decisions, and enhance transparency for the investment community. These non-GAAP measures are intended to supplement, not replace, the Company’s reported financial results prepared in accordance with GAAP. It is important to note that other companies may calculate these measures differently, which can limit their usefulness for comparison across organizations.

The following non-GAAP measures may be included in financial releases and other financial communications:

●	Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Earnings, Adjusted Diluted EPS, and Adjusted Effective Tax Rate: These metrics provide meaningful supplemental insights into the Company’s operating performance by excluding items that are not considered part of core operating results. This approach enhances comparability across reporting periods. Adjustments may include costs or benefits associated with acquisitions, divestitures, expenses related to realignment or restructuring programs, goodwill or intangible asset impairment, significant expenses or benefits from changes in tax laws or rates, cumulative effects of changes in accounting standards, refinancing-related expenses, a loss or a gain from a partial or full settlement of the U.K. defined benefit pension plan obligation, losses from natural disasters, change in redemption value of redeemable noncontrolling interests, and other non-recurring items.
●	Adjusted EBITDA: This metric is a key component of a financial ratio included in the covenants of our major debt agreements. It is calculated as net earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other adjustments as outlined in the applicable debt agreements. This metric offers investors and analysts valuable insights into the Company’s core operating performance. Adjusted EBITDA margin is also used to evaluate profitability.
●	Leverage Ratio: This ratio is calculated by taking the sum of interest-bearing debt, minus unrestricted cash in excess of $50.0 million (but not exceeding $500.0 million), and dividing it by Adjusted EBITDA. This is a key financial ratio included in the covenants of our major debt agreements and is calculated on a rolling four-fiscal-quarter basis. The revolving credit facility requires us to maintain a financial leverage ratio of 3.50 or lower, measured as of the last day of each fiscal quarter.
●	Free Cash Flow: Calculated as net cash provided by operating activities minus capital expenditures, free cash flow serves as an indicator of the Company’s financial strength. However, this measure does not fully reflect the Company’s ability to deploy cash freely, as it has obligations such as debt repayments and other fixed commitments.
●	Backlog: This operating measure is used to evaluate future potential sales revenue. An order is included in the backlog upon receipt of a customer purchase order or the execution of a sales order contract. Backlog is particularly relevant to the Infrastructure segment due to the longer-term nature of its projects. However, backlog is not a term defined under U.S. GAAP and does not measure contract profitability. It should not be viewed as the sole indicator of future revenue, as many projects with short lead times book-and-bill within the same reporting period and are not included in the backlog.
●	ROIC: Return on invested capital (“ROIC”) and adjusted ROIC are key operating ratios that enable investors to assess our operating performance relative to the investment needed to generate operating profit. ROIC is calculated as after-tax operating income divided by the average of beginning and ending invested capital. Adjusted ROIC is calculated as after-tax adjusted operating income divided by the average of beginning and ending invested capital. Invested capital represents total assets minus total liabilities (excluding interest-bearing debt and redeemable noncontrolling interests).

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended September 27, 2025
Gross Profit Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Gross profit - as reported	$239,426	$78,820	$—	$318,246
Adjusted gross profit	$239,426	$78,820	$—	$318,246
Net sales - as reported	806,562	239,418	—	1,045,980

Gross profit as a % of net sales	29.7%	32.9%	NM	30.4%
Adjusted gross profit as a % of net sales	29.7%	32.9%	NM	30.4%

	Thirty-nine weeks ended September 27, 2025
Gross Profit Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Gross profit - as reported	$680,184	$250,331	$—	$930,515
Realignment charges	910	—	—	910
Other non-recurring charges	—	684	—	684
Adjusted gross profit	$681,094	$251,015	$—	$932,109
Net sales - as reported	2,273,145	792,697	—	3,065,842

Gross profit as a % of net sales	29.9%	31.6%	NM	30.4%
Adjusted gross profit as a % of net sales	30.0%	31.7%	NM	30.4%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended September 27, 2025
Operating Income (Loss) Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Operating income (loss) - as reported	$143,377	$23,189	$(25,110)	$141,456
Adjusted operating income (loss)	$143,377	$23,189	$(25,110)	$141,456
Net sales - as reported	806,562	239,418	—	1,045,980

Operating income (loss) as a % of net sales	17.8%	9.7%	NM	13.5%
Adjusted operating income (loss) as a % of net sales	17.8%	9.7%	NM	13.5%

	Thirty-nine weeks ended September 27, 2025
Operating Income (Loss) Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Operating income (loss) - as reported	$286,503	$95,477	$(82,934)	$299,046
Impairment of long-lived assets	89,356	1,981	—	91,337
Realignment charges	2,336	2,886	4,572	9,794
Other non-recurring charges	7,031	3,918	—	10,949
Adjusted operating income (loss)	$385,226	$104,262	$(78,362)	$411,126
Net sales - as reported	2,273,145	792,697	—	3,065,842

Operating income (loss) as a % of net sales	12.6%	12.0%	NM	9.8%
Adjusted operating income (loss) as a % of net sales	16.9%	13.2%	NM	13.4%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands)

(Unaudited)

	Thirteen		Thirty-nine
	weeks ended	Diluted	weeks ended	Diluted
	September 27,	earnings	September 27,	earnings
	2025	per share[1]	2025	per share[1]
Net earnings attributable to Valmont Industries,
Inc. including change in redemption value of
redeemable noncontrolling interests - as reported	$99,031	$4.98	$156,029	$7.80
Less: Change in redemption value of redeemable
noncontrolling interests	—	—	26,243	1.31
Net earnings attributable to Valmont Industries, Inc.	99,031	4.98	182,272	9.11
Impairment of long-lived assets[3]	—	—	91,337	4.57
Realignment charges[4]	—	—	9,794	0.49
Other non-recurring charges[5]	—	—	10,949	0.55
Total adjustments, pre-tax	—	—	112,080	5.60
Tax effect of adjustments[2]	—	—	(10,862)	(0.54)
Net earnings attributable to Valmont Industries, Inc. -
adjusted	$99,031	$4.98	$283,490	$14.17
Average shares outstanding - diluted		19,876		20,001

1Diluted earnings per share includes rounding.

2The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

3The Company recorded non-cash impairment charges of $71.1 million for goodwill and certain intangible assets in the Solar and Access Systems businesses and recorded $20.2 million for other long-lived assets that will no longer be utilized.

4The Company took realignment actions resulting in pre-tax charges of $9.8 million, primarily severance-related.

5Other non-recurring charges consist of costs to fulfill contractually required payments for system licenses no longer needed and asset valuation adjustments for a joint venture ag solar business.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF ADJUSTED EBITDA

(Dollars in thousands)

(Unaudited)

Four fiscal quarters ended
September 26,
2026
Net cash flows from operating activities	$463,316
Interest expense	38,293
Income tax expense	61,286
Impairment of long-lived assets	(9,629)
Deferred income taxes	(4,458)
Redeemable noncontrolling interests	(1,929)
Net periodic pension cost	(3,481)
Contribution to defined benefit pension plan	890
Changes in assets and liabilities	191,076
Other, net	(255)
Impairment of long-lived assets	9,629
Realignment activities	6,272
Pro forma acquisition adjustment	2,030
Adjusted EBITDA	$753,040

Net earnings attributable to Valmont Industries, Inc.	$517,005
Interest expense	38,293
Income tax expense	61,286
Depreciation and amortization	95,940
Stock-based compensation	22,585
Impairment of long-lived assets	9,629
Realignment activities	6,272
Pro forma acquisition adjustment	2,030
Adjusted EBITDA	$753,040

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF LEVERAGE RATIO

(Dollars in thousands)

(Unaudited)

September 26,
2026
Interest-bearing debt, excluding origination fees and discounts of $24,335	$780,628
Less: Cash and cash equivalents in excess of $50,000	72,045
Net indebtedness	$708,583
Adjusted EBITDA	753,040
Leverage ratio	0.94

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

BACKLOG

(Dollars in millions)

(Unaudited)

	September 26,	December 27,
	2026	2025
Infrastructure	$1,808.2	$1,548.3
Agriculture	199.6	105.4
Total backlog	$2,007.8	$1,653.7